Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48901, 333-84124, 333-70293, 333-130899, 333-156850 and 333-164362) of MSC Industrial Direct Co., Inc. of our report dated April 5, 2013 relating to the combined financial statements of Barnes Distribution North America, which appears in this Current Report on Form 8-K/A of MSC Industrial Direct Co., Inc. dated April 22, 2013, as amended July 8, 2013.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
July 8, 2013